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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Haim Saban and Mel Woods and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this registration statement and new registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, other either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.


/s/ Lawrence Jacobson
----------------------------
Lawrence Jacobson
Director
Fox Kids Worldwide, Inc.

Dated: January 22, 1998


                                 ACKNOWLEDGMENT

State of California, County of Los Angeles

On, January 22, 1998, before me Veronica S. Arroyo, a Notary Public, personally appeared Lawrence Jacobson, Director, Fox Kids Worldwide, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness may hand and official seal.
                                              ----------------------------------
/s/ Veronica S Arroyo                                   VERONICA S. ARROYO
---------------------                                     Comm. # 1084981
Signature of Notary                                  NOTARY PUBLIC CALIFORNIA
                                                         Los Angeles County
                                                  My Comm. Expires Jan. 31, 2003
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